      As filed with the Securities and Exchange Commission on June 24, 1998

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                      THE NEWHALL LAND AND FARMING COMPANY
                       (A CALIFORNIA LIMITED PARTNERSHIP)

               CALIFORNIA                               95-3931727
(State of Incorporation or Organization)    (I.R.S. Employer Identification Number)

                            23823 VALENCIA BOULEVARD
                           VALENCIA, CALIFORNIA 91355
                    (Address of principal executive offices)

                      THE NEWHALL LAND AND FARMING COMPANY
                             1995 OPTION/AWARD PLAN
                            (Full title of the plans)

                                 ---------------
                                  THOMAS L. LEE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         NEWHALL MANAGEMENT CORPORATION
              23823 VALENCIA BOULEVARD, VALENCIA, CALIFORNIA 91355
                                 (805) 255-4000
                               (Agent for service)
                                 ---------------

           It is requested that copies of communications be sent to:

                            RICHARD C. WIRTHLIN, ESQ.
                               IRELL & MANELLA LLP
                           333 S. HOPE ST., SUITE 3300
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 620-1555
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
       Title of Securities       Amount to be      Proposed Maximum Offering          Proposed Maximum             Amount of
        to be registered        registered(1)          Price Per Unit(2)        Aggregate Offering Price(2)   registration fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Depositary Units                   3,050,000                $28.6875                     $87,496,875               $25,812
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers any additional Depositary Units that are acquired under The Newhall Land and Farming Company 1995 Option/Award Plan by reason of any Depositary Unit distribution, Depositary Unit split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Depositary Units.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per Depositary Unit of The Newhall Land and Farming Company on June 17, 1998 as reported by the New York Stock Exchange.

                                EXPLANATORY NOTE

         On March 22, 1995, The Newhall Land and Farming Company, a California Limited Partnership (the "Registrant") filed a Registration Statement on Form S-8, File No. 01-08885 (the "1995 Registration Statement"), which registered 600,000 depositary units of the Registrant (the "Depositary Units") to be acquired from the Registrant or on the open market pursuant to The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") incorporates the 1995 Registration Statement by reference and registers an additional 3,050,000 Depositary Units which may be acquired pursuant to the Plan. This Registration Statement also contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of 2,450,000 Depositary Units which may be acquired pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is incorporated by reference in the Reoffer Prospectus which follows. The Reoffer Prospectus, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitutes the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

         The material which follows, up to but not including the pages beginning
Part II of this Registration Statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1995 Option/Award Plan.

                      THE NEWHALL LAND AND FARMING COMPANY
                                DEPOSITORY UNITS

                                 2,450,000 UNITS
                                 ---------------

         This Prospectus relates to 2,450,000 depositary units (the "Depositary Units") of The Newhall Land and Farming Company, a California Limited Partnership (the "Company" or the "Partnership"), which may be offered from time to time by one or all of the selling individuals named herein (the "Sellers") or, pursuant to General Instruction C to Form S-8, in a supplement to this Prospectus. The Company will receive no part of the proceeds of such sales. The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the Depositary Units offered hereby, except that the Sellers shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such Depositary Units.
See "Plan of Distribution."

         The Sellers may sell all or a portion of the Depositary Units offered hereby from time to time on the New York Stock Exchange and/or Pacific Stock Exchange at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. The Sellers may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Sellers. The Sellers and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by such broker-dealers and any profits realized on the resale of Depositary Units by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Sellers may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. To the extent required, the specified Depositary Units to be sold, the public offering price, the names of any such broker-dealers, and any applicable commission or discount with respect to any particular offer will be set forth in a supplement to this Prospectus. See "Plan of Distribution."

         The Depositary Units are listed on the New York and Pacific Stock Exchanges under the ticker symbol NHL. On June 17, 1998, the closing sale price of the Company's Depositary Units on the New York Stock Exchange was $28.625 per unit.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR INFORMATION CONCERNING CERTAIN FACTORS RELATING TO THIS OFFERING, SEE "RISK FACTORS."

                 The date of this Prospectus is June 24, 1998.

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
AVAILABLE INFORMATION.................................................................................    v

DOCUMENTS INCORPORATED BY REFERENCE...................................................................   vi

THE COMPANY...........................................................................................  vii

RISK FACTORS..........................................................................................  vii

USE OF PROCEEDS.......................................................................................   ix

SELLING SECURITY HOLDERS..............................................................................   ix

PLAN OF DISTRIBUTION..................................................................................   xi

LEGAL MATTERS.........................................................................................  xii

EXPERTS...............................................................................................  xii


         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLERS OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 W. Madison Street, 14th Floor, Chicago, Illinois 60661. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

         The Company has filed with the Commission a registration statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the Depositary Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Depositary Units offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; and
(2) the description of the Company's Depositary Units as set forth in the registration statement filed by the Company on Form 8-B, File No. 1-08885, filed with the Commission on April 24, 1985, which describes the terms, rights and provisions applicable to the Depositary Units, and any amendments thereto filed with the Commission for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Depositary Units made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to the Company's security holders that is not deemed to be filed under said provisions. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits thereto. Written or oral requests for such copies should be directed to The Newhall Land and Farming Company at 23823 Valencia Boulevard, Valencia, California 91355, Attention: Secretary. The telephone number is (805) 255-4000.

                                   THE COMPANY

         The Newhall Land and Farming Company, a California Limited Partnership (the "Company"), is engaged in the development of residential, industrial and commercial real estate and in agriculture, on its approximately 91,000 acres in California. The Company's principal landholdings are located approximately 30 miles north of downtown Los Angeles and just north of the San Fernando Valley, which has a population of over 1.3 million people. The Company's primary business is developing master-planned communities. The interests in the Company (other than those held by the general partners) are represented by transferable Depositary Units listed on the New York and Pacific Stock Exchanges under the ticker symbol "NHL".

         The Company's executive offices are located at 23823 Valencia Boulevard, Valencia, California 91355. The Company's telephone number is (805) 255-4000.

         The Company was reorganized from a corporation to a limited partnership on January 8, 1985. The predecessor corporation was established in 1883 by the family of Henry Mayo Newhall; the shares of the predecessor corporation were listed in the New York Stock Exchange in 1970.

                                  RISK FACTORS

         An investment in the Depositary Units offered by this Prospectus involves a high degree of risk. In addition, this Prospectus contains forward-looking statements regarding the status of proposed or pending sales and rental activity, future planned development, plus the long-term growth goals for the Company. These forward-looking statements made in this report are based on present trends the Company is experiencing in residential, industrial and commercial markets. Also, the Company's success in obtaining entitlements, governmental and environmental regulations, timing of escrow closings, expansion of its income portfolio and marketplace acceptance of its business strategies are among the factors that could affect results. The following risks and related factors, among others, should be taken into consideration before purchasing Depositary Units. Actual results may materially differ from those predicted.

SALES OF REAL ESTATE

         The majority of the Company's revenues are generated by its real estate operations. The ability of the Company to consummate sales of real estate is dependent on various factors, including but not limited to availability of financing to the buyer, regulatory and legal issues and successful completion of the buyer's due diligence. The fact that a real estate transaction has entered escrow does not necessarily mean that the transaction will ultimately close. Therefore, the timing of sales may differ from that anticipated by the Company. The inability to close sales as anticipated could adversely impact the recognition of revenue in any specific period.

ECONOMIC CONDITIONS

         Real estate development is significantly impacted by general and local economic conditions which are beyond the control of the Company. The Company's real estate operations are concentrated in Southern California. The regional economy is profoundly affected by the entertainment, technology and certain other segments, which have been known to affect the region's demographics. Consequently, all sectors of real estate development for the Company tend to be cyclical. While the economy of Southern California has shown improvements recently, there can be no assurances that present trends will continue.

INTEREST RATES AND FINANCING

         Fluctuations in interest rates and the availability of financing have an important impact on the Company's performance. Sales of the Company's projects could be adversely impacted by the inability of buyers to obtain adequate financing. Further, the Company's real estate development activities are dependent on the availability of adequate sources of capital. Certain of the Company's credit facilities bear interest at variable rates and would be negatively impacted by increasing interest rates.

COMPETITION

         The sale and leasing of residential, industrial and commercial real estate is highly competitive, with competition coming from numerous and varied sources. The degree of competition is affected by such factors as the supply of real estate available which is comparable to that sold and leased by the Company and the level of demand for such real estate. While the Company recently has continued to increase its market share at both the local and the county level, new competition is expected to deliver competing projects in the future that could reverse this trend.

GEOGRAPHIC CONCENTRATION

         With the 1996 sale of McDowell Mountain Ranch, the Company's real estate development activities currently are focused on its 20,000 acres in Los Angeles County, 30 miles north of Los Angeles. The Company's entire commercial income portfolio is located in the Valencia area. Therefore, any factors affecting that concentrated area, such as changes in the housing market or environmental factors, including seismic activity, which cannot be predicted with certainty, could affect future results.

GOVERNMENT REGULATION AND ENTITLEMENT RISKS

         In developing its projects, the Company must obtain the approval of numerous governmental authorities regulating such matters as permitted land uses, density and traffic, and the providing of utility services such as electricity, water and waste disposal. In addition, the Company is subject to a variety of federal, state and local laws and regulations concerning protection of health and the environment. This government regulation affects the types of projects which can be pursued by the Company and increases the cost of development and ownership. The Company devotes substantial financial and managerial resources to complying with these requirements. To varying degrees, certain permits and approvals will be required to complete the developments currently being undertaken, or planned by the Company. Furthermore, the timing, cost and scope of planned projects may be subject to legal challenges, particularly large projects with regional impacts. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application. The ability to obtain necessary approvals and permits for its projects can be beyond the Company's control and could restrict or prevent development of otherwise desirable new properties. The Company's results of operations in any period will be affected by the amount of entitled properties the Company has in inventory.

INFLATION

         The Company believes it is well positioned against any effects of inflation. Historically, during periods of inflation, the Company has been able to increase selling prices of properties to offset rising costs of land development and construction. Recently, there has been a slight improvement in land values in California while costs have remained relatively constant. A portion of the commercial income portfolio is protected from inflation since percentage rent clauses in the Company's leases tend to adjust rental receipts for inflation, while the underlying value of commercial properties has tended to rise over the long term.

MARKET FOR THE DEPOSITARY UNITS; POSSIBLE PRICE VOLATILITY

         Although the Depositary Units are listed on the New York Stock Exchange and the Pacific Stock Exchange, the Depositary Units may not be widely distributed. Accordingly, no assurance can be given as to the liquidity of the Depositary Units. In addition, the market price for the Depositary Units may be volatile and subject to fluctuations resulting from news announcements concerning the Company or its industry, general securities market conditions or other factors.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Depositary Units offered hereby.

                            SELLING SECURITY HOLDERS

         The Depositary Units covered by this Prospectus are being registered for reoffers and resales by Selling Security Holders of the Company who may acquire such Depositary Units pursuant to the exercise of options that have been granted or may be granted under the Company's 1995 Option/Award Plan (the "Plan"). The Selling Security Holders named below may resell all, a portion, or none of the Depositary Units that they may acquire pursuant to the exercise of options.

         Key employees deemed to be "affiliates" of the Company who acquire registered Depositary Units under the Plan may be added to the Selling Security Holders listed below from time to time, either by means of a post-effective amendment hereto or by use of a prospectus filed pursuant to Rule 424 under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company.

         The following table shows the names of the Selling Security Holders, their positions with the Company, the number of Depositary Units known by the Company to be beneficially owned by them as of December 31, 1997, the number of Depositary Units covered by this Prospectus and the number of Depositary Units to be owned by each Selling Security Holder if such Selling Security Holder were to sell all of his Depositary Units covered by this Prospectus.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Number of      Number of Depositary    PERCENTAGE OF
                                                                           Depositary        Units to be Held       CLASS TO BE
                                                                          Units Covered      After Offering(2)      BENEFICIALLY
                             Position          Number of Depositary          by this                                OWNED AFTER
SELLING SECURITY HOLDER  with the Company    Units Beneficially Owned    Prospectus (1)                            OFFERING(2)(3)
-----------------------  ----------------    ------------------------    --------------                            --------------
-----------------------------------------------------------------------------------------------------------------------------------
Gary M. Cusumano         President, Chief             237,854(5)(6)(7)       550,000         237,854(5)(6)(7)           (4)
                         Operating
                         Officer and
                         Director
-----------------------------------------------------------------------------------------------------------------------------------
Thomas E. Dierckman      Senior Vice                   93,325(6)(7)(8)       350,000          93,325(6)(7)(8)           (4)
                         President
-----------------------------------------------------------------------------------------------------------------------------------
James M. Harter          Senior Vice                   34,540(6)(7)(8)       300,000          34,540(6)(7)(8)           (4)
                         President
-----------------------------------------------------------------------------------------------------------------------------------
Thomas L. Lee            Chairman, Chief           243,667(5)(6)(7)(8)       700,000        243,667(5)(6)(7)(8)         (4)
                         Executive
                         Officer and
                         Director
-----------------------------------------------------------------------------------------------------------------------------------
Stuart M. Mork           Senior Vice                   58,026(6)(7)(8)       350,000          58,026(6)(7)(8)           (4)
                         President and
                         Chief Financial
                         Officer
-----------------------------------------------------------------------------------------------------------------------------------
James R. Wheeler         Vice President                          2,153       200,000               2,153
                         Residential -
                         Valencia
===================================================================================================================================

(1) Includes an indeterminate number of Depositary Units which may be issued under the Company's Plan, up to an aggregate number of Depositary Units equal to the number of Depositary Units covered by this Prospectus.

(2) Assumes that no additional Depositary Units are purchased and sold by any Selling Security Holder.

(3) Assumes that no additional Depositary Units (other than those sold, if any, pursuant to this Prospectus) are issued or repurchased by the Company after the date hereof.

(4)      Less than one percent of outstanding Depositary Units.

(5) Includes 36,000 units held by the Managing General Partner and 20 units contributed to Newhall General Partnership by Messrs. Cusumano and Lee. Of the total of 299,650 units held by the Managing General Partner beneficially for the directors, 20 units have been contributed to Newhall General Partnership, and of those 20 units, 10 units have been contributed back to the Managing General Partner by Newhall General Partnership. See Item 10 of the Annual Report on Form 10-K for the year ended December 31, 1997 for information on a shareholders' agreement, voting trust agreement and limited partnership agreement relating to these units.

(6) Includes 109,125 units for Mr. Cusumano, 78,750 for Mr. Dierckman, 24,750 for Mr. Harter, 143,325 for Mr. Lee and 51,750 for Mr. Mork which they have the right to acquire pursuant to the Company's Plan.

(7) Includes unit rights to receive an equal number of partnership units under certain circumstances pursuant to the Plan of 552 for Mr. Cusumano, 1,050 for Mr. Dierckman, 1,585 for Mr. Harter, 1,163 for Mr. Lee, 691 for Mr. Mork and 333 for Mr. Wheeler.

(8) Includes units held by the Company's Employee Savings Plan of 2,315 for Mr. Dierckman, 1,201 for Mr. Harter, 1,671 for Mr. Lee, 2,110 for Mr. Mork and 217 for Mr. Wheeler.


                              PLAN OF DISTRIBUTION

         The sale of all or a portion of the Depositary Units offered hereby by the Selling Security Holders may be effected from time to time on the New York and/or Pacific Stock Exchanges at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders. The Selling Security Holders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Depositary Units by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Security Holders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

         To the extent required under the Securities Act, a supplement to this Prospectus will be filed disclosing (a) the name of any such broker-dealers, (b) the number of Depositary Units involved, (c) the price at which such Depositary Units are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

         There is no assurance that any of the Selling Security Holders will sell any or all of the Depositary Units offered hereby.

         The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the Depositary Units offered hereby, except that the Selling Security Holders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such Depositary Units.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by the law firm of Irell & Manella LLP, Los Angeles, California.

                                     EXPERTS

         The financial statements of the Newhall Land and Farming Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission by the
Registrant:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

         (b) The Registrant's Registration Statement on Form 8-B, File No. 1-08885, filed with the Commission on April 24, 1985, which describes the terms, rights and provisions applicable to the Depositary Units

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Limited Partnership Agreement of the Registrant provides for indemnification by the Registrant of its general partners and their present or former partners, shareholders, directors and officers (collectively, the "Indemnitees") in certain circumstances. The limited partnership agreement of Newhall Management Limited Partnership, a California Limited Partnership ("NMLP") and the managing general partner of the Registrant, and the Articles of Incorporation and Bylaws of Newhall Management Corporation, a California Corporation ("NMC") and the managing partner of NMLP, provide for similar indemnification of such Indemnitees. In addition, the Registrant has entered into indemnification agreements ("Indemnification Agreements") with the directors and certain officers of NMC, which describe with more specificity the indemnification obligations of the Registrant.

         The Registrant has purchased liability insurance to supplement the protection afforded to Indemnitees by their indemnity rights under the terms of such charter documents and the Indemnification Agreements, and to cover the Registrant's indemnity obligations. However, liability insurance is not necessarily available to cover the unlimited liability of the Indemnitees in certain circumstances. In addition, NMC's Articles of Incorporation provide that the liability of directors of NMC for monetary damages shall be eliminated to the fullest extent permissible under California law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         EXHIBIT
         NUMBER        DESCRIPTION
         ------        -----------
         5             Consent of Irell & Manella LLP
         23.1          Consent of Independent Auditors - KPMG Peat Marwick LLP
         24.1          Power of Attorney (included on the signature pages filed herewith)
         99.1          The Newhall Land and Farming Company 1995 Option/Award Plan (1)
         99.2          First Amendment to The Newhall Land and Farming Company 1995 Option/Award Plan dated
                       November 19, 1997 (2)
         99.3          Form of Award for premium price options granted under The Newhall Land and Farming Company
                       1995 Option/Award Plan (2)

         ---------------------------

         (1) Incorporated by reference to the Company's Registration Statement on Form S-8 dated March 22, 1995.
         (2) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

ITEM 9. UNDERTAKINGS.

       1. The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24th day of June, 1998.

                  THE NEWHALL LAND AND FARMING COMPANY
                  (a California Limited Partnership)
                  Registrant

                  By:  Newhall Management Limited Partnership,
                       Managing General Partner

                  By:  Newhall Management Corporation,
                       Managing General Partner

                  By:              /s/
                      ------------------------------
                       Thomas L. Lee
                       Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

       That the undersigned officers and directors of The Newhall Land and Farming Company, a California Limited Partnership, do hereby constitute and appoint Thomas L. Lee, Chairman and Chief Executive Officer, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

       IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of June 24, 1998.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 24, 1998.

         Signature                           Title
         ---------                           -----
                 /s/
--------------------------------------       Chairman and Chief Executive
         Thomas L. Lee                       Officer of Newhall Management
                                             Corporation (Principal Executive
                                             Officer) and Director

                 /s/
--------------------------------------       Senior Vice President and Chief
         Stuart R. Mork                      Financial Officer of Newhall
                                             Management Corporation (Principal
                                             Financial Officer)

                 /s/
--------------------------------------       Vice President -- Finance and Controller
         Donald L. Kimball                   of Newhall Management Corporation
                                             (Principal Accounting Officer)

                 /s/
--------------------------------------       Director
         George L. Argyros

                 /s/
--------------------------------------       Director
         Gary M. Cusumano

                 /s/
--------------------------------------       Director
         Thomas L. Lee

                 /s/
--------------------------------------       Director
         Thomas V. McKernan, Jr.

                 /s/
--------------------------------------       Director
         Henry K. Newhall

                 /s/
--------------------------------------       Director
         Jane Newhall

                 /s/
--------------------------------------       Director
         Peter T. Pope

                 /s/
--------------------------------------       Director
         Carl E. Reichardt

                 /s/
--------------------------------------       Director
         Thomas C. Sutton

                 /s/
--------------------------------------       Director
         Barry Lawson Williams

                 /s/
--------------------------------------       Director
         Ezra K. Zilkha

                                    EXHIBITS
                                       TO
                                    FORM S-8
                                      UNDER
                             SECURITIES ACT OF 1933


                      THE NEWHALL LAND AND FARMING COMPANY
                       (a California Limited Partnership)


                                  EXHIBIT INDEX


       EXHIBIT
       NUMBER          DESCRIPTION
       ------          -----------
        5         Consent of Irell & Manella LLP
       23.1       Consent of Independent Auditors - KPMG Peat Marwick LLP.
                  Power of Attorney (included on the signature pages filed herewith)
       99.1       The Newhall Land and Farming Company 1995 Option/Award Plan (1)
       99.2       First Amendment to The Newhall Land and Farming Company 1995 Option/Award
                  Plan dated November 19, 1997(2)
       99.3       Form of Award for premium price options granted under The Newhall Land and
                  Farming Company 1995 Option/Award Plan(2)

       ---------------------------

         (1) Incorporated by reference to the Company's Registration Statement on Form S-8 dated March 22, 1995.
         (2) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.